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                                                                    Exhibit 10.5

                             GAS MARKETING AGREEMENT

     THIS GAS MARKETING AGREEMENT (the "Agreement"), made and entered into the ____ day of ____________, by and between Mewbourne Oil Company ("MOC"), , Mewbourne Energy Partners __-A, L.P. (the "Partnership") and Mewbourne Development Corporation ("MD").

Recitals

     1. MD and the Partnership are participants in a drilling program (the "Program") governed by that certain Drilling Program Agreement dated __________, 200_ by and among MOC, the Partnership and MD (the "Program Agreement").

     2. Under the terms of the Program Agreement, MOC is the "Program Manager" and also serves a the "Operator" of the "Program's" properties under the terms of a joint operating agreement.

     3. MOC operates hundreds of oil and gas wells in which non-affiliated parties own working interests.

     4. MOC has developed expertise in the marketing of natural gas produced from the wells it operates.

     5. In recognition of MOC's gas marketing expertise, non-affiliated parties have contracted with MOC for gas marketing services on substantially the same terms as provided for in this Agreement.

AGREEMENT

     NOW THEREFORE, in consideration of the premises and of the respective undertaking and obligations of the parties set forth below, the parties agree as follows:

     1. MOC shall provide gas marketing services to the Program pursuant to which the Program's gas production will be bundled with other parties' gas production in an effort to maximize the overall price and terms received for the Program's gas production.

     2. The term of this Agreement shall begin on _______________, and shall continue through December 31, 2006, and from year to year thereafter, until terminated by any party hereto upon 60 days prior notice.

     3. For its services rendered, Operator shall charge Program and the Program shall pay, a fee of $0.035 per Mcf of gas owned by the Program and sold for the Program's account by MOC. This fee shall be assessed only upon gas sold by MOC under multi-month term or single month spot market contracts; the fee shall not be assessed upon gas sold under long term percentage-of-proceeds or percentage-of-index contracts.


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     4.   This Agreement shall not create, nor shall it be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers or principals nor shall it give rise to any fiduciary duties among the parties hereto.

     5. Defined terms used herein but not defined herein shall have the meaning given such terms in the Program Agreement.

     EXECUTED at Tyler, Texas on the date indicated above.

MEWBOURNE OIL COMPANY                   MEWBOURNE DEVELOPMENT CORPORATION,
                                        in its individual corporate capacity and in its capacity as managing general partner of Mewbourne Energy
                                        Partners __-A, L.P.


By:                                     By:
    ---------------------------------       ------------------------------------
    James Allen Brinson                     J. Roe Buckley
    Attorney-in-Fact                        Executive Vice President


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